Exhibit 4(u)
     Unless this certificate is presented by an authorized representative of The Depository Trust Company (the “Depositary”) to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co. or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.
     Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     This Note may be exchanged for certificated Notes registered in the names of the various beneficial owners hereof only if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated Notes to beneficial owners (as certified to the Company by the Depositary or a successor depositary) of all Notes of the series designated below or (c) there is an Event of Default under this Note or the Indenture (as defined herein), in each case, pursuant to the terms of the Indenture.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
_____% Senior Note due _____
Original Issue Date: _____________, ______
Interest Rate: _____%
Stated Maturity Date: _____________, _______
Interest Payment Dates: ___________ and ___________, commencing ___________, _____
     ______________________________________________________________________

No. R-___	Principal Amount: $_______ CUSIP: _______ ISIN: _______
     HAWAIIAN ELECTRIC INDUSTRIES, INC., a corporation duly organized and validly existing under the laws of the State of Hawaii (herein called the “Company”, which term includes any successor corporation under the Indenture referred to hereinafter), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _______________________ Dollars on the Stated Maturity Date specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, semiannually in arrears on and in each year, commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for and at the rate per annum equal to the above rate on any overdue principal and (to the extent legally enforceable) on any overdue installment of interest. Interest so payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be the _____________ or _____________, as the case may be, next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the Original Issue Date of this Note is after a Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Issue Date to but excluding the second Interest Payment Date following the Original Issue Date shall be paid on such second Interest Payment Date to the Holder hereof on the Record Date immediately preceding such second Interest Payment Date following the Original Issue Date; and (b) interest payable on the Stated Maturity Date shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in the Indenture, any such interest which is payable but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on the related Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a subsequent Record Date for the payment of such defaulted interest to be fixed by the Trustee in accordance with the Indenture, notice whereof shall be given to Holders of Notes of this series not less than 15 calendar days preceding such subsequent Record Date.
     Payment of the principal of this Note on the Stated Maturity Date shall be paid by wire transfer in immediately available funds (except that payment on Notes issued in certificated form shall be paid by check) upon presentation hereof at the offices of U.S. Bank National Association in New York, New York, or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Note shall be made by wire transfer in immediately available funds (except that payment on Notes issued in certificated form shall be paid by check except in certain circumstances) to the Person entitled thereto as indicated in the register maintained for the Notes of this series. Payment of the principal of, premium, if any, and interest on this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
     This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under a Senior Indenture, dated as of _____________, _____________(such Senior Indenture as originally executed and delivered and as supplemented or modified, together with any constituent instruments establishing the terms of particular Notes, being herein called the “Indenture”), between the Company and U.S. Bank National Association, a national banking association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto and officers’ certificates executed pursuant thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Note is one of the series designated above.
     If any Interest Payment Date or the Stated Maturity Date shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Note on such date may be made on the next succeeding Business Day, as if each such payment were made on the Interest Payment Date or the Stated Maturity Date and if such payment is made or duly provided for on such Business Day, then no interest shall accrue on such amounts for the period from and after such Interest Payment Date or the Stated Maturity Date, as the case may be, to such Business Day.
     [Insert redemption provisions, if applicable]
     This Note is not an Original Issue Discount Security and does not have the benefit of any sinking fund.
     The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing (voting as a single class), on behalf of the Holders of all Securities, to waive certain past defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or lien hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest, if any, on this Note at the rate and in the coin or currency herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, this Note may be transferred only as permitted by the legend hereto and the provisions of the Indenture.
     The Notes of this series are issuable only as registered Notes, without coupons, in denominations of $1,000, and any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth Notes of this series, if issued in certificated form, are exchangeable for a like aggregate principal amount of Notes of this series, of authorized denominations and of like tenor upon surrender of the Note or Notes to be exchanged at the offices of U.S. Bank National Association in New York, New York or such other office or agency as may be designated by the Company from time to time in accordance with the Indenture.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith as provided in the Indenture.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment of principal of and interest, if any, hereunder and for all other purposes whatsoever, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.
     As used herein, “Business Day”, when used with respect to a Place of Payment or any other particular location specified in this Note or the Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed. All other terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
     As provided in the Indenture, no recourse shall be had for the payment of the principal of or interest on any Notes, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any past, present or future incorporator, stockholder, officer or director of the Company or of any predecessor or successor corporation of the Company (either directly or through the Company or a predecessor or successor corporation of the Company), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Notes are solely corporate obligations, and that no personal liability whatsoever, shall attach to, or be incurred by, any past, present or future incorporator, stockholder, officer or director of the Company or any predecessor or successor corporation, because of the indebtedness authorized by the Indenture or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or any of the Notes or to be implied from the Indenture or the Notes, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Notes.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
By:
Its:

By:
Its:

Attest:

Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities referred to in the within-mentioned Senior Indenture.
Dated: __________, _____

U.S. Bank National Association,
as Trustee
By:
Authorized Signatory

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or
other identifying number of assignee]

[please print or typewrite name and address of assignee)
the within Note of HAWAIIAN ELECTRIC INDUSTRIES, INC. and does hereby irrevocably constitute and appoint _________________________________, Attorney, to transfer said Note on the books of the within-mentioned Company, with full power of substitution in the premises.
Dated: _____________________

Notice: The signature to this assignment must
correspond with the name as written upon the face
of the Note in every particular without
alteration or enlargement or any change
whatsoever.

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